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                                    EXHIBIT B
                                    AGREEMENT


          THIS AGREEMENT is made and entered into by and between Jesse T. Correll, First Southern Bancorp, Inc., First Southern Funding, LLC, First Southern Capital Corp., LLC and First Southern Investments, LLC, Ward Correll, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim Holding Co., Inc. (collectively, the "Group").


                              W I T N E S S E T H :

         WHEREAS, each member of the Group may be deemed to beneficially own shares of the Common Stock of First Commonwealth Corporation.

         WHEREAS, each member of the Group desires to file a single Schedule 13D indicating the beneficial ownership of each member; and

         WHEREAS, the rules of Securities and Exchange Commission require that, when a Schedule 13D is filed on behalf of more than one person, the Schedule 13D shall include as an exhibit to the Schedule 13D an agreement in writing of such persons that the Schedule 13D is filed on behalf of each of them;


         NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties thereto, the parties hereto covenant and agree as follows:


         1. Jesse T. Correll, First Southern Bancorp, Inc., First Southern Funding, LLC, First Southern Capital Corp., LLC, First Southern Investments, LCC, Ward Correll, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim Holding Co., Inc. agree that a single Schedule 13D and any amendments thereto relating to the shares of Common Stock of First Commonwealth Corporation shall be filed on behalf of each of them.


         2. Jesse T. Correll, First Southern Bancorp, Inc., First Southern Funding, LLC, First Southern Capital Corp., LLC, First Southern Investments, LCC, Ward Correll, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim Holding Co., Inc. each acknowledge and agree that pursuant to Rule 13d-1 (f)(1) under the Act each of them is individually responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information contained therein.


         3. This Agreement shall not be assignable by any party hereto.



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         4. This Agreement  shall be terminated  only upon the first to occur of the following: (a) the death of any of the individual parties hereto, (b) the dissolution, termination or settlement of First Southern Bancorp, Inc., First Southern Funding, LLC, First Southern Capital Corp., LLC, First Southern Investments, LCC, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim Holding Co., Inc. or (c) a written notice of termination given by any party hereto to all of the other parties hereto.


         5. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof, but all of which together shall constitute a single instrument.


         6. Jesse T. Correll, First Southern Bancorp, Inc., First Southern Funding, LLC, First Southern Capital Corp., LLC, First Southern Investments, LCC, Ward Correll, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim Holding Co., Inc. each acknowledge and agree that Jesse T. Correll shall be authorized as attorney-in-fact to sign, on behalf of each party to this Agreement, any Schedule 13D or amendments thereto that are required to be filed on behalf of the parties thereto.


         7. This Agreement supercedes the Agreement, dated March 22, 1999, among the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 7th day of January, 2000.


                                    FIRST SOUTHERN BANCORP, INC.


                                    By: /S/ JESSE T. CORRELL
                                        Jesse T. Correll, President

                                    FIRST SOUTHERN FUNDING, LLC


                                    By: /S/ JESSE T. CORRELL
                                        Jesse T. Correll, Manager


                                    FIRST SOUTHERN CAPITAL CORP., LLC


                                    By:  /S/ JESSE T. CORRELL
                                         Jesse T. Correll, Manager


                                    FIRST SOUTHERN INVESTMENTS, LLC


                                    By: /S/ RANDALL ATTKISSON
                                        Randall Attkisson, President


                                       /S/ JESSE T. CORRELL
                                       Jesse T. Correll, individually


                                       /S/ WARD CORRELL
                                       Ward Correll, individually


                                       WCORRELL, LIMITED PARTNERSHIP


                                       By   /S/ JESSE T. CORRELL
                                            General Partner



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                                       CUMBERLAND LAKE SHELL, INC.


                                       By     /S/ LEAH D. TAYLOR
                                       Title      PRESIDENT


                                       DYSCIM HOLDING CO., INC.

                                       By     /S/ JESSE T. CORRELL
                                       Title  JESSE T. CORRELL, PRESIDENT